Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E     Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Post-Effective Amendment No. 1 to Form F-1, of our report dated May 15, 2024, relating to the consolidated financial statements of SOS Limited and its subsidiaries.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Audit Alliance LLP
Singapore
December 12, 2024